CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our report dated January 28, 1998 for the Trautman Kramer Value Plus Fund in the Registration Statement (Form N-1A) and related Prospectus of The Trautman Kramer Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the
Registration Statement under the Securities Act of 1933 (Registration No. 333-27645) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-08221).


                                                           /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
January 28, 1998